EXHIBIT 10.1


       AMENDMENT TO N.S. BANCORP, INC. 1990 INCENTIVE STOCK OPTION PLAN


      WHEREAS, N.S.  Bancorp, Inc. (the "Holding  Company") heretofore adopted the  N.S. Bancorp,  Inc. 1990  Incentive Stock  Option  Plan, as  amended (the

"Plan"); and

      WHEREAS,  pursuant to  the Amended  and Restated  Agreement and  Plan of

Reorganization, dated  as of  November 29, 1995,  by and between  MAF Bancorp,

Inc. ("MAF") and  the Holding Company under  which the Holding Company  merged into  MAF (the  "Merger Agreement"),  each option  outstanding under  the Plan immediately  prior to the Effective Time (as  defined in the Merger Agreement)

became and represented  an option to purchase such number  of shares of common stock, $0.01 par value, of  MAF at such prices  as determined pursuant to  the

Merger Agreement and  each limited right related thereto was  cancelled and of no further force and effect; and

      WHEREAS,  in the  event  of  a  change  in the  shares  covered  by  the outstanding options  due to  a merger,  consolidation or  other change  in the shares of  the Holding Company's common stock  ("Common Stock") (as defined in the  Merger Agreement), the Holding  Company will make  appropriate changes in the  number or  kind of  shares subject  to options  and the  prices specified therein as contemplated by section 14 of the Plan.

      NOW,  THEREFORE, MAF, as successor to the Holding Company, hereby amends the Plan, effective as  of the Effective Time of  the Merger, by adding  a new

Section 20 thereto to read:

      20. Effect of Merger Involving MAF Bancorp, Inc.. Notwithstanding any other provision, contained herein, the following provisions shall be applicable with respect to each Option and Limited Right outstanding immediately prior to the effective time of this Section 20:

            (a) Number and Type of Shares. Each Option shall cover the number of shares of common stock, $0.01 par value, of MAF Bancorp, Inc. ("MAF Common Stock") determined by multiplying the number of shares of Common Stock covered by the Option (to the extent not theretofore terminated prior to the Effective Time) by the factor of
                  1.67239 (rounded down to the nearest whole share of MAF Common Stock).

            (b) Exercise Price. The exercise price per share of MAF Common Stock covered by each such Option shall be $4.7836.

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            (c)   Limited Rights.   Each Limited Right outstanding
                  immediately  prior to the effective time of this
                  Section 20 shall be cancelled and of no further force and effect.

            (d) Other. Except as provided in this Section 20, each Option outstanding as of the effective time of this Section 20 shall be exercisable on the same terms and subject to the same conditions as were applicable to the Option immediately prior to the effective time hereof. Upon the effective time of this Section 20, the "Holding Company" for purposes of this Plan shall mean MAF, successor to N.S. Bancorp, Inc.


      IN WITNESS WHEREOF, in accordance  with the authorization and  direction of the Board of Directors of MAF Bancorp, Inc., this Amendment to the Plan has been executed in  the name and on behalf of MAF Bancorp, Inc., as successor to

N.S. Bancorp, Inc., by  the undersigned duly authorized officer,  effective as set forth herein.


                                          MAF BANCORP, INC.


                                          /s/   Allen H. Koranda
                                          Allen H. Koranda
                                          Chairman  of  the  Board  and  Chief
                                          Executive Officer

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